Exhibit 10.15(c)

AMENDMENT NO. 2  TOTHE

CIGNA SUPPLEMENTAL 401(k) PLAN

(Effective as of January 1, 2010)

WHEREAS, Cigna Corporation maintains the Cigna Supplemental 40l(k) Plan (Effective as of January I, 20I 0) (the "Plan") on behalf of its eligible employees;

WHEREAS, under Section 5.5 of the Plan, the People Resources Committee of the Board of Directors of Cigna Corporation (the "PRC") has retained the right to amend the Plan;

WHEREAS, the Board has authorized the People Resources Committee to adopt amendments to the Plan on its behalf, and such Committee, by resolution dated April 25, 2012, delegated to certain officers of Cigna Corporation, including its Senior Human Resources Officer, the right to approve and adopt certain future amendments to the Plan;

WHEREAS, Cigna Corporation desires to make certain changes to the Plan;

WHEREAS, Anthem, Inc. and Cigna Corporation have entered into a definitive  agreement dated July 23, 2015 whereby Anthem, Inc. has agreed to acquire all outstanding shares of Cigna Corporation; and

WHEREAS, after due consideration and negotlat1on with Anthem, Inc., Cigna Corporation agreed with Anthem, Inc. to amend Section 3.3(c)(I) of the Plan relating to "Change of Control".

NOW, THEREFORE, effective as of January 1, 2016, Cigna Corporation amends the Plan as follows:

Section 3.3(c)(I) is hereby deleted in its entirety and replaced with the following:

"(I) (i) Except as provided in Section 3.3(c)(I)(ii) below, for a three-year  period  beginning on the effective date of a Change of Control, the Company (and any successor) shall neither terminate the Plan nor stop or reduce the rate of non elective deferrals described in Section 2.3.

(ii) In the event of a Change of Control that is the result of the acquisition  of  Cigna Corporation by Anthem, Inc., pursuant to the definitive agreement dated July 23, 2015 whereby Anthem, Inc. agreed to acquire all outstanding shares of Cigna Corporation, for the period beginning on the effective date of this Change of Control and ending on the last day of the first full plan year immediately following this Change of Control, the Company (and any successor) shall neither terminate the Plan nor stop or reduce the rate of non elective deferrals described in Section 2.3."

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Cigna Corporation  causes  this  Amendment  No.  2  to  the  Cigna  Supplemental  40l(k)  Plan  to  be executed on  December 17th  , 2015  by  its  duly  authorized  officer.

CIGNA CORPORATION

By:

/s/ John M. Murabito

John M. Murabito

Executive Vice President Human Resources and Services

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